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                           PAIRGAIN TECHNOLOGIES, INC.

                 EXHIBIT 11.1--COMPUTATION OF EARNINGS PER SHARE



                                                             QUARTER ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,
                                                       ------------------------------------ ------------------------------------
  PRIMARY EARNINGS PER SHARE                                 1997               1996              1997               1996
                                                       -----------------  ----------------- ------------------ -----------------
                                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

  Net income                                                $  11,720          $   7,324          $  23,094         $  13,546
                                                       =================  ================= ================== =================

  Calculation of weighted average number of common
    and common equivalent shares:
    Weighted average of common shares outstanding
                                                               67,839             63,778             67,352            63,228
    Weighted average of common share equivalents:
      Weighted average warrants outstanding                        40                 94                 84                67
      Weighted average options outstanding                     10,024             13,062             11,176            13,034
      Shares assumed to be repurchased using the
        treasury stock method                                  (2,040)            (2,040)            (2,230)           (2,385)
      Shares assumed to be repurchased to reflect
        the effects of tax benefits                            (1,127)            (1,342)            (1,244)           (1,282)
                                                       -----------------  ----------------- ------------------ -----------------

  Weighted average number of common and common
    equivalent shares                                          74,736             73,552             75,138            72,662
                                                       =================  ================= ================== =================

  Earnings per share                                        $    0.16          $    0.10          $    0.31         $    0.19
                                                       =================  ================= ================== =================


                                                             QUARTER ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,
                                                       ------------------------------------ ------------------------------------
  FULLY DILUTED EARNINGS PER SHARE                           1997               1996              1997               1996
                                                       -----------------  ----------------- ------------------ -----------------
                                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

  Net income                                                $  11,720          $   7,324          $  23,094         $  13,546
                                                       =================  ================= ================== =================

  Calculation of weighted average number of common
    and common equivalent shares:
    Weighted average of common shares outstanding
                                                               67,839             63,778             67,352            63,228
    Weighted average of common share equivalents:
      Weighted average warrants outstanding                        40                 94                 84                67
      Weighted average options outstanding                     10,024             13,062             11,176            13,034
      Shares assumed to be repurchased using the
        treasury stock method                                  (2,040)            (2,040)            (2,230)           (2,385)
      Shares assumed to be repurchased to reflect
        the effects of tax benefits                            (1,127)            (1,342)            (1,244)           (1,282)
                                                       -----------------  ----------------- ------------------ -----------------

  Weighted average number of common and common
    equivalent shares                                          74,736             73,552             75,138            72,662
                                                       =================  ================= ================== =================

  Earnings per share                                        $    0.16          $    0.10          $    0.31         $    0.19
                                                       =================  ================= ================== =================

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